                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 6, 2002

                         AMERITRADE HOLDING CORPORATION
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             (Exact name of registrant as specified in its charter)
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

               Delaware                                0-22163                               47-0642657
---------------------------------------  ------------------------------------    -----------------------------------
     (State or other jurisdiction                    (Commission                          (I.R.S. Employer
          of incorporation)                         File Number)                        Identification No.)
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         4211 South 102nd Street
             Omaha, Nebraska                                  68127
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (402) 331-7856

                                 Not Applicable
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         (Former name or former address, if changed since last report)






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ITEM 5.           OTHER EVENTS


On April 6, 2002, Ameritrade Holding Corporation ("Ameritrade") and Datek Online Holdings Corp. ("Datek") entered into a merger agreement. Pursuant to the agreement, Ameritrade and Datek will become wholly-owned subsidiaries of a newly formed holding company to be renamed Ameritrade Holding Corporation. Upon the closing of the transaction, shareholders of Ameritrade and Datek will receive a single class of common stock of the new holding company, with the current owners of Ameritrade and the current owners of Datek each receiving approximately 50 percent of the total outstanding capital stock. The value of the transaction is approximately $1.289 billion based on the closing price of Ameritrade stock on April 5, 2002, net of the acquisition of cash and regulatory capital valued at $100 million. In connection with the transaction, the board of directors of the new holding company will consist of nine members, including three directors designated by the principal owners of Ameritrade, three directors designated by the principal owners of Datek and three independent directors. The closing of the transaction is subject to customary regulatory and shareholder approvals.



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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 9, 2002                            AMERITRADE HOLDING CORPORATION


                                                 By:  /s/ John R. MacDonald
                                                      ------------------------
                                                      John R. MacDonald
                                                      Executive Vice President,
                                                        Chief Financial Officer
                                                         and Treasurer


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